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                                                                    Exhibit 21.1

               LIST OF SUBSIDIARIES OF GOLD BANC CORPORATION, INC.

GBC Kansas, Inc., a Kansas corporation
     Gold Bank, a Kansas bank
          Gold IHC-I, LLC, a Delaware limited liability company
               Gold RE Holdings-I, LLC, a Delaware limited liability company

GBC Oklahoma, Inc., a Kansas corporation
     Gold Bank, an Oklahoma bank
          Gold-BK Holdings, Inc., a Nevada corporation
          Central Oklahoma Leasing Authority, Inc., an Oklahoma corporation

GBC Florida, Inc., a Kansas corporation
     AB Properties of Manatee, Inc., a Florida corporation
     ABI Capital Trust, a Delaware trust
     Gold Bank, a Florida bank
          Gold IHC-III, LLC, a Nevada limited liability company
               Gold RE Holdings-III, LLC, a Florida limited liability company

Gold Financial Services, Inc., a Kansas corporation
     Gold Trust Company, a Missouri trust company
     Gold Capital Management, Inc., a Kansas corporation
     Gold Insurance Agency, Inc., a Kansas corporation
     Gold Investment Advisors, Inc., a Kansas corporation
     GBS Holding Company, LLC, a Kansas limited liability company
          Gold Title Agency, LLC, a Kansas limited liability company Gold Merchant Banc, Inc., a Kansas corporation
          Old Ballgame, L.L.C., a Missouri limited liability company

Gold Reinsurance Company, Ltd., a Turks and Caicos Islands corporation

CompuNet Engineering, Inc., a Kansas corporation

Regional Holding Company, Inc., a Kansas corporation
     Gold Banc Mortgage, Inc, a Kansas corporation
     Realty Escrow Services, Inc., a Kansas corporation

GBCI Capital Trust, a Delaware business trust

GBCI Capital Trust II, a Delaware business trust

Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation

Gold Banc Acquisition Corporation X, Inc., a Kansas corporation